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                                                                    EXHIBIT 10.5

                                     LEASE
                       (SINGLE TENANT;STAND-ALONE; NET)

                                    BETWEEN

                               THE IRVINE COMPANY

                                       AND

                               MICRUS CORPORATION

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                                     LEASE
                              (Single Tenant; Net)

      THIS LEASE is made as of the 20th day of August, 2002, by and between THE IRVINE COMPANY, a Delaware corporation hereafter called "Landlord," ad MICRUS CORPORATION, a Delaware corporation hereafter called "Tenant"

                        ARTICLE I. BASIC LEASE PROVISIONS

      Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1. Premises: 610 Palomar Avenue(The Premises are more particularly described in Section 2.1.)

2.    Address of Building: 610 Palomar Avenue, Sunnyvale, CA 94089

3. Use-of Premises: General office, R&D, manufacturing, storage, shipping, receiving and other consistent-legal uses.

4.    Estimated Commencement Date: November 1, 2002

5. Term: Sixty-Two (62) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6.    Basic Rent: Thirty Thousand Dollars ($30,000.00)per month.

      Basic Rent is subject to adjustment as follows:

      Commencing fourteen (14) months following the Commencement Date, the Basic Rent shall be Thirty Thousand Nine Hundred Dollars ($30,900.00) per month.

      Commencing twenty-six (26) months following the Commencement Date, the Basic Rent shall be Thirty-One Thousand Eight Hundred Twenty-Seven Dollars ($31,827.00) per month.

      Commencing thirty-eight (38) months following the Commencement Date, the Basic Rent shall be Thirty-Two Thousand Seven Hundred Eighty-One Dollars ($32,781.00) per month.

      Commencing fifty (50) months following the Commencement Date, the Basic Rent shall be Thirty-Three Thousand Seven Hundred Sixty-Five Dollars ($33,765.00) per month.

7.    Guarantor(s): N/A

8.    Floor Area: Approximately 20,000 rentable square feet

9.    Security Deposit: $33,765.00

10.   Broker(s): CB Richard Ellis

11.   Additional Insureds: Insignia/ESG, Int.

12.   Address for Payments and Notices:

      LANDLORD                                      TENANT

      THE IRVINE COMPANY                            Micrus Corporation
      c/o Insignia/ESG, Inc.                        610 Palomar Avenue
      160 West Santa Clara Street                   Sunnyvale, CA 94085
      Suite 1350
      San Jose, CA 95113

      with a copy of notices to:

      THE IRVINE COMPANY
      dba Office Properties
      8105 Irvine Center Drive, Suite 300
      Irvine, CA 92618
      Attn: Senior Vice President, Operation
      Office Properties

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13.   Tenant's Liability Insurance Requirement: $2,000,000.00

14.   Plan Approval Date: August 16, 2002





                                       2

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                              ARTICLE II. PREMISES

      SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the "Premises"), containing approximately the rentable square footage set forth as the "Floor Area" in Item 8 of the Basic Lease Provisions and known by the address set forth in Item 1 of the Basic Lease Provisions. The Premises consist of all of the rentable square footage within the Building identified in Item 1 of the Basic Lease Provisions (the Building and all attendant Common Areas shall hereinafter be called the "Site"), All references to "Floor Area" in this Lease shall mean the rentable square footage set forth in Item 8 of the Basic Lease Provisions. The rentable square footage set forth in Item 8 may include or have been adjusted by various factors, including, without limitation, a load factor for any vertical penetrations, stairwells or similar features or areas of the Building. Tenant agrees that the Floor Area set forth in Item 8 shall be binding on Landlord and Tenant for purposes of this Lease regardless of whether any future or differing measurements of the Premises or the Building are consistent or inconsistent with the Floor Area set forth in Item 8.

      SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that except as provided below, neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Site or their respective suitability or fitness for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building or the Site, (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions, or (iii) any construction of portions of the Site not yet completed. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. As of the Commencement Date, Tenant shall be conclusively deemed to have accepted the Premises and those portions of the Building and Site in which Tenant has any rights under this Lease, which acceptance shall mean that it is conclusively established that the Premises and those portions of the Building and Site in which Tenant has any rights under this Lease were in satisfactory condition and in conformity with the provisions of this Lease, subject only to those defective or incomplete portions of the Tenant Improvements constructed by Landlord pursuant to the Work Letter, if any, attached hereto as Exhibit X ("Work Letter"), which Tenant shall have itemized on a written punch list and delivered to Landlord within thirty (30) days after the Commencement Date (as defined in Section 3.1) If no items are required of Landlord under the Work Letter, Tenant shall be conclusively deemed to have accepted the Premises, and those portions of the Building and Site in which Tenant has any rights under this Lease, in their existing condition as of the Commencement Date, and to have waived any and all right or claim regardless of the nature thereof against Landlord arising out of the condition of the Premises, the Building or the Site. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above. Notwithstanding the foregoing, however, Landlord represents that as of the Commencement Date, the Premises and all Building systems therein shall be in good working order and condition.

      SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Site as any part of Tenant's corporate or trade name. Landlord shall Leave the right to change the name, address, number or designation of the Building or Site without liability to Tenant.

                                ARTICLE III. TERM

      SECTION 3.1. GENERAL. The term of this Lease ("Term") shall be for the period shown in Item 5 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence ("Commencement Date") on the earlier of (a) the date Tenant acquires possession of or commences use of the Premises for any purposes other than any construction permitted to be performed by Tenant pursuant to the Work letter, or (b) the first day of the calendar month next following the date the Premises are tendered to Tenant, provided that the Premises shall not be tendered to Tenant until the work to be performed by Landlord pursuant to the Work Letter has been substantially completed (except for minor punch list items that do not materially impair Tenant's use of the Premises) and any approvals by relevant governmental authorities of the tenant improvements constructed by Landlord pursuant to the Work Letter ("Tenant Improvements") which are required for occupancy of the Premises have been obtained (as evidenced by written approval thereof in accordance with the building permits issued for the Tenant Improvements or issuance of a temporary or final certificate of occupancy for the Premises). The date of which this Lease is scheduled to terminate is referred to as the "Expiration Date." Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the Expiration Date of this Lease. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of those dates.

      SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date as set forth in Item 4 of the Basic Lease Provisions ("Estimated Commencement Date"), this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord tenders possession of the Premises in accordance with
Section 3.1(b) above, except that if Landlord cannot so tender possession of the Premises on or before the Estimated Commencement Date due to any action or inaction of Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Commencement Date shall be deemed to have occurred and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's action or inaction, including without limitation any Tenant Delay described in the attached Work Letter, if any.

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

      SECTION 3.3. RIGHT TO EXTEND THIS LEASE. Provided that there is no Event of Default by Tenant under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease, Tenant may extend the Term of this Lease for one (1) period of sixty (60) months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than nine (9) months or more than twelve (12) months prior to the expiration date of the Term, Tenant's written notice of its irrevocable commitment to extend (the "Commitment Notice"). Should Tenant fail timely to deliver the Commitment Notice, then this extension right shall thereupon lapse and be of no further force or effect. The Basic Rent payable under the Lease during the extension of the Term shall be at ninety-five percent (95%) of the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved buildings within the Sunnyvale area as of the commencement of the extension period, as determined by landlord based on a reasonable extrapolation of then-current leasing rates. In no event shall the monthly Basic Rent payable for the extension period be less than the Basic Rent payable during the month immediately preceding the commencement of such extension period. Within twenty (20) days following receipt of the Commencement Notice, Landlord shall notify Tenant in writing of Landlord's determination of the prevailing market rental rate and, based thereon, the Basic Rent for the extension period (the "Rent Notice"). Should the parties fail to agree in writing on those rental terms within thirty (30) days following delivery of the Rent Notice, then Tenant may, by written notice to Landlord delivered not later than the end of that thirty (30) day period, elect to submit the determination of the prevailing market rental rate for the extension period to binding arbitration. Such arbitration shall, unless otherwise agreed in writing by the parties, be with the American Arbitration Association and shall be conducted pursuant to their Commercial Arbitration Rules. Should Tenant fail timely to notify Landlord of its election to arbitrate, then the rental rate set forth in Landlord's Rent Notice shall be deemed accepted by Tenant. Promptly following the establishment of the Basic Rent for the extension period, Landlord shall prepare an appropriate amendment to the Lease memorializing the extension of the Term in accordance with the foregoing, and Tenant shall duly execute and return same to Landlord within fifteen (15) days. Should Tenant fail timely to execute and deliver the amendment, then Landlord may, at its sole written election, either specifically enforce the Commitment Notice or extinguish Tenant's right to extend the Term. Should Landlord elect the latter, then this Lease shall terminate upon the scheduled date of expiration and Tenant's rights under this paragraph shall be of no further force or effect. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph. Time is specifically made of the essence of this paragraph.

                    ARTICLE IV. RENT AND OPERATING EXPENSES

      SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, the rental amount for the Premises shown in Item 6 of the Basic Lease Provisions (the "Basic Rent") including subsequent adjustments, if any; provided, however, that Tenant shall not be obligated to pay Basic Rent for the two (2) Lease months following the Commencement Date. Any rental adjustment to Basic Rent shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not the Commencement Date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of the Lease and shall be applied against the Basic Rent first due hereunder.

      SECTION 4.2. OPERATING EXPENSES.

      (a) Tenant shall pay to Landlord, as additional rent, Tenant's Share of all Operating Expenses, as defined in Section 4.2(f), incurred by Landlord in the operation of the Building and the Site. The term "Tenant's Share" means one hundred percent (100%) of any Operating Expenses determined by Landlord to benefit or relate the subsequently to the Building and/or the Site, plus an allocated portion of any Operating Expenses, as determined from time to time by Landlord, which benefit or relate both to the Building or the Site and to other projects owned by Landlord an/or its affiliates. The full amount of any management fee payable by Landlord for the management of Tenant's Premises that is calculated as a percentage of the rent payable by Tenant shall be paid in full by Tenant as additional rent.

      (b) Prior to the start of each full Expense Recovery Period (as defined in this Section 4.2), Landlord shall give Tenant a written estimate of the amount of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period. Failure to provide such estimate shall not relieve Tenant from its obligation to pay Tenant's Share of Operating Expenses or estimated amounts thereof, if and when Landlord provides such estimate or final payment amount. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant's Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant's Share of Operating Expenses based upon the new estimate. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30, provided that Landlord shall have the right to change the date on which an Expense Recovery Period commences in which event appropriate reasonable adjustments shall be made to Tenant's Share of Operating Expenses so that the amount payable by Tenant shall not materially vary as a result of such change.

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      (c) Within one hundred twenty (120) days after the end of each Expense
Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Tenant's Share of Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments of Tenant's Share of Operating Expenses, if any, to the actual Tenant's Share of Operating Expenses as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord's determination of Tenant's Share of Operating Expenses within sixty (60) days following delivery of Landlord's expense statement, Landlord's determination of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties for all purposes and any future claims to the contrary shall be barred.

      (d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within thirty (30) days of written notice pay the entire increase over the estimated Tenant's Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than thirty (30) days after such final determination.

      (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant's Share of Operating Expenses for the year, then the estimate of Tenant's Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant's Share of the increase. If Landlord gives Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will or has become effective, then Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of the estimated Tenant's share of Operating Expenses as provided in Section 4.2(b), commencing with the month following Tenant's receipt of Landlord's notice. In addition, Tenant shall pay upon written request any such increases which were incurred prior to the Tenant commencing to pay such monthly increase.

      (f) The term "OPERATING EXPENSES" shall mean and include all Site Costs, as defined in subsection (g), and Property Taxes, as defined in subsection (h).

      (g) The term "Site Costs" shall include all expenses of operation, repair and maintenance of the Building and the Site, including without limitation all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and deductibles (provided that Tenant shall not be required to reimburse Landlord for casualty deductibles exceeding $10,000.00 per occurrence) and/or reasonable premium and deductible equivalents should Landlord elect to self-insure all or any portion of any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power, air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consulted utilized by Landlord in connection with the Building and/or Site; establishment of reasonable reserves for replacements and/or repairs; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Site; the cost of any capital investments or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments or replacements calculated at a market cost of funds, all as determined by Landlord, for each such year of useful life during the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Site, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable overhead/management fee for the professional operation of the Building and the Site that will be consistent with the fee charged by other landlords in the vicinity but in no event will exceed three and one-half percent (3.5%) of gross revenues. It is understood and agreed that Site Costs may include competitive charges for direct services provided by any subsidiary, division or affiliate of Landlord.

      (h) The term "PROPERTY TAXES" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Site, including without limitation, the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Site, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Site, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and
(vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded.

      (i) Notwithstanding the foregoing, Operating Expenses shall exclude the following:

                  (i) Any ground lease rental;

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                  (ii) Costs incurred by Landlord for repairs, replacements and/
or restoration to or of the Building to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by Tenant (other than through Operating Expense pass-throughs), warrantors or other third persons;

                  (iii) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements;

                  (iv) Salaries and bonuses of officers and executives of Landlord above the level of Building manager, except that the cost of a senior manager may be allocated on a reasonable pro rata basis;

                  (v) Capital expenditures as determined in accordance with generally accepted accounting principles, consistently applied; provided, however, that the following costs (amortized with interest at a reasonable rate on the unamortized balance) of the following capital improvements shall be included in the definition of Operating Expenses: (i) capital improvements made to comply with any law or governmental regulation enacted after the date of this Lease; and (ii) any other capital improvements which reduce Operating Expenses, but only to the extent of the annual cost savings;

                  (vi) Brokers commissions, finders' fees, attorneys' fees, and entertainment and travel expenses;

                  (vii) Costs, fines or penalties incurred by Landlord due to the violation by Landlord of any governmental rule or regulation (provided that costs of complying with such governmental requirements may be included unless otherwise provided herein);

                  (viii) Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

                  (ix) Interest on debt or amortization on any mortgage or mortgages encumbering the Building;

                  (x) Landlord's general corporate overhead, except as it relates to the specific management of the Building;

                  (xi) Costs of installing the initial landscaping for the Building and Project; and

                  (xii) Advertising and promotional expenditures.

      SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of all of Tenants obligations under this Lease (the "Security Deposit"). Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its sole and absolute discretion towards the payment of all expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease. Upon any Event of Default by Tenant (as defined in Section 14.1), Landlord may, in its sole and absolute discretion, retain, use or apply the whole or any part of the Security Deposit to pay any sum which Tenant is obligated to pay under this Lease, sums that Landlord may expend or be required to expend by reason of the Event of Default by Tenant or any loss or damage that Landlord may suffer by reason of the Event of Default or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.3 of this Lease upon expiration or earlier termination of this Lease. In no event shall Landlord be obligated to apply the Security Deposit upon an Event of Default and Landlord's rights and remedies resulting from an Event of Default, including without limitation, Tenant's failure to pay Basic Rent, Tenant's Share of Operating Expenses or any other amount due to Landlord pursuant to this Lease, shall not be diminished or altered in any respect due to the fact that Landlord is holding the Security Deposit. If any portion of the Security Deposit is applied by Landlord as permitted by this Section, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty
(30) days after the expiration of the Term and Tenant's vacation of the Premises, provided that should Landlord require additional time to determine whether all amounts due from Tenant in accordance with this Lease have been paid in full, Landlord shall have such additional time as is necessary, up to 60 days, to make such determination before it is required to return the unapplied portion of the Security Deposit. Tenant agrees that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full and Tenant agrees that Tenant shall have no claim against Landlord for Landlord's retaining such Security Deposit to the extent provided in this Section.

      SECTION 4.4. LETTER OF CREDIT. In addition to the Security Deposit described above, Tenant shall deliver to Landlord, concurrently with Tenants execution of this Lease, a letter of credit in the amount of Two Hundred Fifty Thousand Dollars ($250,000.000), which letter of credit shall be in form and with the substance of Exhibit G attached hereto. The letter of credit shall be issued by a financial institution reasonably acceptable to Landlord with a branch in the Sunnyvale area, California, at which draws on the letter of credit will be accepted. The letter of credit shall provide for automatic yearly renewals throughout the Term of this Lease and shall have an

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outside expiration date (if any) that is not earlier than thirty (30) days after the expiration of the Lease Term. In the event the letter of credit is not continuously renewed through the period set forth above, or upon an Event of Default, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, Landlord shall be entitled to draw upon said letter of credit by the issuance of Landlord's sole written demand to the issuing financial institution, which demand shall include a signed certification by an officer of Landlord that Landlord is entitled to draw on the Letter of Credit under the terms of the Lease. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of any default hereunder by Tenant. Provided there has not been an Event of Default by Tenant, Landlord shall, upon written request by Tenant, authorize annual reductions to the Letter of Credit in the amount of Sixty-Two Thousand Five Hundred Dollars ($62,500.00) each as of January 1 of each year commencing January 1, 2004.

                                 ARTICLE V. USES

      SECTION 5.1. USE. Tenant shall use the Premises and Common Areas only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Site. Tenant shall not perform any work or conduct any business whatsoever in the Site other than inside the Premises. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

      SECTION 5.2. SIGNS. Except as approved in writing by Landlord, in its sole and absolute discretion, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Site and shall not place or erect any signs that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Site, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirements for such signage. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

      SECTION 5.3 HAZARDOUS MATERIALS.

      (a) For purposes of this Lease, the term "Hazardous Materials" includes
(i) any "hazardous material" as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as result of such person's possession, use, release or distribution of such substance or matter under any statutory or common law theory.

      (b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products ("Normal Office Products") that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole and absolute discretion, place such conditions as Landlord deems appropriate with respect to Tenant's use of any Hazardous Materials (other than Normal Office Products) and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials (other than Normal Office Products) by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

      (c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.

      (d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto. Landlord's activities pursuant to the preceding sentence shall be at Landlord's cost, with reasonable advance written or oral notice to Tenant, and with minimal disruption of Tenant's use and occupancy of the Premises. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises by Tenant, its agents, employees, contractors, licensees or invites, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this
Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

      (e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Site introduced by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Site, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Site and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, take any remedial action in response to the presence of any Hazardous Materials on, from, under or about the Premises or the Site or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Site or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before talking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Site and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Site by Tenant, its agents, employees, contractors, licensees or invitees during the Term. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Site and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Site as a result of such Hazardous Material or remediation thereof. If it is at any time discovered that Hazardous Materials have been released on, into, from, under or about the Premises, the Building or the Site during the Term by Tenant or its agents, employees, contractors licensees or invitees, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Site to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its

                                       8

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expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.

      (f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Site known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which Tenant proves were neither released on the Premises during the Term nor caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees as required by law of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention.

                       ARTICLE VI. COMMON AREAS; SERVICES

      SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services, including without limitation, after-hours HVAC usage, and Tenant shall pay such amount to Landlord, as an item of additional rent, within ten (10) days after receipt of Landlord's statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Site Costs in which event Tenant shall pay Tenant's proportionate share of such costs in the manner set forth in
Section 4.2. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises that is beyond the reasonable control of Landlord, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times, upon reasonable prior written or oral notice to Tenant, have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord, provided that Landlord shall minimize any disruption to Tenant's use of the Premises. Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities to Tenant, including, without limitation, telephone lines, may be charged to Tenant.

      SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Site. The term "Common Areas" shall mean all areas of the Site on the exterior of the Building, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas.

      SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas as provided in this Article VI, subject, however, to compliance with all reasonable rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Areas in the manner Landlord may determine to be appropriate. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Site Costs. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations or use of Premises, including without limitation, planters and furniture, unless otherwise approved in writing by Landlord. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees.

      SECTION 6.4. PARKING. Tenant shall be entitled to use the vehicle parking spaces on those portions of the Common Areas established by Landlord for parking. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein so long as Tenant's parking rights are not materially adversely affected, and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. Parking areas shall be used only for parking vehicles. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

      SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Site, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the driveways, sidewalks, landscaped and planted areas and parking areas of the Common Areas, from time to time. No change shall entitle Tenant to any abatement of rent or

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

other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises.

                      ARTICLE VII. MAINTAINING THE PREMISES

      SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall maintain and make all repairs and replacements necessary to keep the Premises and the Building in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation all interior and exterior glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section
7.4 shall apply to all repairs. Alternatively, Landlord may elect to perform any repair and maintenance of the electrical and mechanical systems and any air conditioning, ventilating or heating equipment serving the Premises and include the cost thereof as part of Tenant's Share of Operating Expenses. If Tenant fails to properly maintain and/or repair the Premises or the Building as herein provided following Landlord's notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall reimburse Landlord upon demand for all costs incurred upon submission of an invoice.

      SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR. Subject to Section 7.1 and
Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), and the structural, electrical and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invites, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), or structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance, repairs and replacement on the part of Landlord provided hereunder shall be considered part of Site Costs, subject to all applicable limitations on and exclusions from Site Costs. Tenant further agrees that if Tenant fails to report any such need for repair in writing within sixty (60) days of its discovery by Tenant, Tenant shall be responsible for any costs and expenses and other damages related to such repair which are in excess of those which would have resulted had such need for repair been reported to Landlord within such sixty (60) day period.

      SECTION 7.3. ALTERATIONS. Except as otherwise provided in this Section, Tenant shall make no alterations, additions, fixtures or improvements ("Alterations") to the Premises or the Building without the prior written consent of Landlord which consent may be granted or withheld in Landlord's sole and absolute discretion. Landlord shall not unreasonably withhold its consent to any Alterations which cost less than One Dollar ($1.00) per square foot of the improved portions of the Premises (excluding warehouse square footage) and do not (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises or any change to any structural or mechanical systems of the Premises, or (iv) fail to comply with any applicable governmental requirements or require any governmental permit as a prerequisite to the construction thereof, or (v) result in the Premises requiring building services beyond the level normally provided to other tenants, or (vi) interfere in any manner with the proper functioning of, or Landlord's access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (vii) diminish the value of the Premises including, without limitation, using lesser quality materials than those existing in the Premises, or (viii) alter or replace Standard Improvements. Landlord may impose any condition to its consent, including but not limited to a requirement that the installation and/or removal of all Alterations and Replacements be covered by a lien and completion bond satisfactory to Landlord in its sole and absolute discretion and requirements as to the manner and time of performance of such work. Landlord shall in all events, whether or not Landlord's consent is required, have the right to approve the contractor performing the installation and removal of Alterations and Replacements and Tenant shall not permit any contractor not approved by Landlord to perform any work on the Premises or on the Building. Tenant shall obtain all required permits for the installation and removal of Alterations and Replacements and shall perform the installation and removal of Alterations and Replacements in compliance with all applicable laws, regulations and ordinances, including without limitation the Americans with Disabilities Act, all covenants, conditions and restrictions affecting the Site, and the Rules and Regulations as described in Article XVII. Tenant understands and agrees tat Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of the Alterations; provided that such supervision fee shall not be charged for cosmetic

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

improvements not requiring a permit. Under no circumstances shall Tenant make any Alterations or Replacements which incorporate any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premies, the Building or the Common Area. If any governmental entity requires, as a condition to any proposed Alterations by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas (which consent may be withheld in the sole and absolute discretion of Landlord), then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors, architects and engineers as Landlord may require in its sole and absolute discretion. Any request for Landlord's consent to any proposed Alterations shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all Alterations made or affixed to the Premises, the Building or to the Common Area (excluding moveable trade fixtures, equipment, and furniture installed by Tenant and not paid for by Landlord pursuant to Exhibit X), including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given at the time of its consent to the Alteration, require Tenant to remove same by the Expiration Date or sooner termination date of this Lease, and to repair any damage to the Premises, the Building or the Common Area arising from that removal and restore the Premises to their condition prior to making such Alteration. It is understood that Tenant shall be permitted to install an exterior air compressor for the Building, subject to Landlord's reasonable prior written approval of the location, plans and screening therefor.

      SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises and the Site free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly (but in no event later than five (5) business days following such request) cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant upon demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises or Common Area and shall again notify Landlord that construction has commenced, such notice to be given on the actual date on which construction commences, so that Landlord may post and maintain notices of nonresponsibility on the Premises or Common Area, as applicable, which notices Landlord shall have the right to post and which Tenant agrees it shall not disturb. Tenant shall also provide Landlord notice in writing within ten (10) days following the date on which such work is substantially completed.

      SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon 24 hours prior written or oral notice (except in emergencies, when no notice shall be required), have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to have access to install, repair, maintain, replace or remove all electrical and mechanical installations of Landlord and to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant Event of Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Any such entry shall be in a reasonable manner designed to minimize disruption to Tenant. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from me Premises.

           ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

      Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and, if required by Landlord, against all Non Standard Improvements to the Premises (as defined in Section 7.3) made by Landlord or Tenant, and against any Alterations (as defined in Section 7.3) made to the Premises or the Building by or on behalf of Tenant. If requested by Landlord, Tenant shall cause its personal property, Non-Standard Improvements and Alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes required to be paid by Tenant on Tenant's personal property, Non-Standard Improvements and/or Alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property, Non-Standard Improvements and/or Alterations and if Landlord pays the taxes based upon the increased assessment, Landlord shall have the right to require that Tenant pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's Non-Standard Improvements, Alterations and personal property, Landlord's reasonable determination shall be conclusive.

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                     ARTICLE IX. ASSIGNMENT AND SUBLETTING

      SECTION 9.1. RIGHTS OF PARTIES.

      (a) Notwithstanding any provision of this Lease to the contrary, and except as to transfers expressly permitted without Landlord's consent pursuant to Section 9.4, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this Lease or the Premises, or permit the premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of
Section 9.1 (b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting shall be void and of no force and effect and any such attempted assignment or subletting shall constitute an Event of Default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any course of action other than written consent. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set-forth in
Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

      (b) If Tenant desires to transfer an interest in this Lease or the Premises, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed transferee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease, assignment or other transfer, including a copy of the proposed assignment, sublease or transfer form; (iv) evidence that the proposed assignee, subtenant or transferee will comply with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee, subtenant or transferee;
(vi) any other information requested by Landlord and reasonably related to the transfer and (vii) the fee described in Section 9.1(e). Except as provided in
Section 9.1 (c), Landlord shall not unreasonably withhold its consent, provided that the parties agree that it shall be reasonable for Landlord to withhold its consent if: (1) the use of the premises will not be consistent with the provisions of this Lease; (2) the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee's or subtenant's actions or use of the property in question or is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) insurance requirements of the proposed assignee or subtenant may not be brought into conformity with Landlord's then current leasing practice; (4) a proposed subtenant or assignee has not demonstrated to the reasonable satisfaction of Landlord that it is financially responsible or has failed to submit to Landlord all reasonable information as requested by Landlord concerning the proposed subtenant or assignee, including, but not limited to, a certified balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord's consent, statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord's consent; (5) any proposed subtenant or assignee has not demonstrated to Landlord's reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is a prospect with whom Landlord is negotiating to become a tenant at the Site; or
(7) the proposed transfer will impose additional burdens or adverse tax effects on Landlord. If Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

      If Landlord consents to the proposed transfer, Tenant may within ninety
(90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this
Section 9.1. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

      (c) Notwithstanding the provisions of Section 9.1(b) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect, within the thirty (30) day period permitted for Landlord to approve or disapprove a requested transfer, to (i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon substantially the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective thirty (30) days following written notice by Landlord of its election to so sublease or terminate. Landlord may thereafter, at its option, assign, sublet or re-let any space so sublet, obtained by assignment or obtained by termination to any third party, including without limitation the proposed transferee of Tenant.

      (d) In the event that Landlord approves the requested assignment or subletting, Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic

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

Rent reasonably allocable to such portion as determined by Landlord, plus (ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by Landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant within ten (10) days of Tenant's receipt thereof. Landlord shall have the right to review or audit the books and records of Tenant, or have such books and records reviewed or audited by an outside accountant to confirm any such direct out-of-pocket costs. In the event that such direct out-of-pocket costs claimed by Tenant are overstated by more than five percent (5%), Tenant shall reimburse Landlord for any of Landlord's costs related to such review or audit. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this Section 9.1(d).

      (e) Tenant shall pay to Landlord a fee equal to the greater of (i) Landlord's actual costs related to such assignment, subletting or other transfer or (ii) Five Hundred Dollars ($500.00), to process any request by Tenant for an assignment, subletting or other transfer under this Lease. Tenant shall pay Landlord the sum of Five Hundred Dollars ($500.00) concurrently with Tenant's request for consent to any assignment, subletting or other transfer, and Landlord shall have no obligation to consider such request unless accompanied by such payment. Tenant shall pay Landlord upon demand any costs in excess of such payment to the extent Landlord's actual costs related to such request exceeds $500.00. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed transfer.

      (f) Notwithstanding the foregoing, provided Tenant is not then in default hereunder, Tenant may, without Landlords's prior consent but with prior written notice to Landlord and subject to the provisions of Section 9.2, assign or transfer its right, title and interest in this Lease or sublease the Premises to any of the following: (i) any entity resulting from a merger or consolidation with Tenant; (ii) any entity succeeding to the business and assets of Tenant; or
(iii) any entity controlling, controlled by, or under common control with, Tenant (collectively, "Tenant Affiliate").

      SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant obligations, under this Lease. No assignment or subletting to other than a Tenant Affiliate shall be effective or binding on Landlord unless documentation in form and substance satisfactory to Landlord in its reasonable discretion evidencing the transfer, and in the case of an assignment, the assignee's assumption of the obligations of Tenant under this Lease, is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease or as a consent to any subsequent transfer.

      SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

      (a) Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with "LANDLORD" hereunder meaning the sublandloard therein and "TENANT" hereunder meaning the subtenant therein.

      (b) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until there is an Event of Default by Tenant, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection or sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured Event of Default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

      (c) In the event of the termination of this Lease for any reason, including without limitation as the result of an Event of Default by Tenant or by the mutual agreement of Landlord and Tenant, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease. In the event Landlord does not elect to take over Tenant's interest in a sublease in the event of any such termination of this Lease, such sublease shall terminate concurrently with the termination of this Lease and such subtenant shall have no further rights under such sublease and Landlord shall have no obligations to such subtenant.

      SECTION 9.4. CERTAIN TRANSFERS. The following shall be deemed to constitute an assignment of this Lease; (a) the sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business),
(b) if Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interest of Tenant occurs as a result thereof, or (c) any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant's parent company or a merger by Tenant or its parent company. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease as a result of a merger by Tenant with or into another entity or a reorganization of Tenant, so long as (i) the net worth of the successor or reorganized entity after such merger is at least equal to the greater of the net worth of Tenant as of the execution of this Lease by Landlord or the net worth of Tenant immediately prior to the date of such merger or reorganization, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such merger or reorganization, (ii) Tenant shall provide to Landlord, prior to such merger or reorganization, written notice of such merger or reorganization and such assignment documentation and other information as Landlord may require in connection therewith, and (iii) all of the other terms and requirements Section 9.2 and 9.3 shall apply with respect to such assignment.

                       ARTICLE X. INSURANCE AND INDEMNITY

      SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

      SECTION 10.2. LANDLORD'S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its sole and absolute discretion: "all risk" or similar property insurance, subject to standard exclusions, covering the Building and/or Site, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including Tenant Improvements made by Landlord pursuant to the Work Letter, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's Alterations or on Tenant's other property, including, leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and/or Site shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord elects to provide insurance hereunder.

      SECTION 10.3. TENANT'S INDEMNITY. To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from any Event of Default in the performance of any obligation on Tenant's part to be performed under this Lease or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel satisfactory to Landlord. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease. Tenant's obligations under this Section shall not apply in the event that the claim, liability, cost or expense is caused solely by the negligence or willful misconduct of Landlord.

      SECTION 10.4. LANDLORD'S NONLIABILITY. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord and knowingly assumes the risk of for loss of or damage to any property, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs) resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts or omissions of third parties and/or of other tenants within the Site or their agents, employees, contractors, guests or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, roof, windows or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Landlord shall have no liability (including without limitation consequential damages and lost profit or opportunity costs) and, except as provided in Sections 11.1 and
12.1 below, there shall be no abatement of rent, by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Site and of defects in any improvements or equipment. The foregoing provisions of this Section 10.4 shall not be deemed to absolve Landlord of liability to the extent of any damage caused by the negligence or willful misconduct of Landlord and not covered by Tenant's insurance.

      SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against, or, if not required, is actually insured against, under any property insurance policies contemplated by this Article X; provided however, that (i) the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease and (ii) to the extent Tenant fails to maintain the insurance required to be maintained by Tenant pursuant to this Lease, Landlord shall not be deemed to have waived any right of recovery against Tenant. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.

            ARTICLE XI. DAMAGE OR DESTRUCTION

      SECTION 11.1. RESTORATION.

      (a) If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not covered by Landlord's fire and extended coverage insurance (or by a normal extended coverage policy should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Landlord shall notify Tenant in writing ("Landlord's Notice") within sixty (60) days after the damage occurs as to (A) whether Landlord is terminating this Lease as a result of such material damage and (B) if Landlord is not terminating this Lease, the number of days within which Landlord has estimated that the Premises, with reasonable diligence, are likely to be fully repaired. In the event Landlord elects to terminate this Lease, this Lease shall terminate as of the date specified for termination by Landlord's Notice (which termination date shall in no event be later than sixty (60) days following the date of the damage, or, if no such date is specified, such termination shall be the date of Landlord's Notice).

      (b)   If Landlord has the right to terminate this Lease pursuant to
Section 11.1(a) and does not elect to so terminate this Lease, and provided that at the time of Landlord's Notice neither an Event of Default exists nor has Landlord delivered Tenant a notice of any failure by Tenant to fulfill an obligation under this Lease which, unless cured by Tenant within the applicable grace period, would constitute an Event of Default, then within ten (10) days following delivery of Landlord's Notice pursuant to Section 11.1a), Tenant may elect to terminate this Lease by written notice to Landlord, but only if (i) Landlord's Notice specifies that Landlord has determined that the Premises cannot be repaired, with reasonable diligence, within one hundred eighty (180) days after the date of damage or (ii) the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant's continued use of the Premises. If Tenant fails to provide such termination notice within such ten (10) day period, Tenant shall be deemed to have waived any termination right under this Section 11.1(b) or any other applicable law.

      (c) In the event that neither Landlord nor Tenant terminates this Lease pursuant to this Section 11.1 as a result of material damage to the Building or Premises resulting from a casualty, Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Subject to any provision to the contrary in the Work Letter, such repair by Landlord shall include repair of material damage to the Tenant Improvements constructed pursuant to the Work Letter, so long as insurance proceeds from insurance required to be carried by Tenant are made available to Landlord. Landlord shall have the right, but not the obligation, to repair or replace any other leasehold improvements made by Tenant or any Alterations (as defined in Section 7.3) constructed by Tenant. If Landlord elects to repair or replace such leasehold improvements and/or Alterations, all insurance proceeds available for such repair or replacement shall be made available to Landlord. Notwithstanding the foregoing, the repair of damage to the Premises to the extent such damage is not material shall be governed by Sections 7.1 and 7.2.

      (d) Landlord shall not be required to repair or replace any improvements or fixtures installed by Tenant and Tenant shall continue to be obligated to so repair or replace any such improvements or fixtures, notwithstanding any provisions to the contrary in this Article XI. In addition, in the event the damage or destruction to the Premises or Building are due in substantial part to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives, Tenant shall not be entitled to terminate this Lease as a result, notwithstanding the provisions of Section 11.1(b).

      (e) Tenant shall fully cooperate with Landlord in removing Tenant's personal property, and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request. Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

      SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

                          ARTICLE XII. EMINENT DOMAIN

      SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

      SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

      SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area of the Site such that more than ten percent (10%) of the vehicle parking spaces are taken, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

          ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

      SECTION 13.1. SUBORDINATION. At the option of Landlord or any lender of Landlord's that obtains a security interest in the Building, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as no Event of Default exists under this Lease, Tenant's possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. Tenant shall execute and deliver any commercially reasonable subordination, non-disturbance and attornment agreements requested by Landlord or such lessor or lender which provide Tenant with the non-disturbance protections set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all commercially reasonable subordination, non-disturbance and attornment agreements as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the non-disturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the security deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred.

      SECTION 13.2. ESTOPPEL CERTIFICATE.

      (a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord or any purchaser or encumbrancer may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Site.

      (b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured Events of Default in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

      SECTION 13.3. FINANCIALS.

      (a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request, Tenant's current tax returns and financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year, or, in the event Tenant is a publicly traded corporation on a nationally recognized stock exchange, Tenant's current financial reports filed with the Securities and Exchange Commission (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Site, and to any encumbrancer of all or any portion of the Building or Site.

      (b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission by any Statements to Landlord.

                  ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES

      SECTION 14.1. TENANT'S DEFAULTS. In addition to any other breaches of this Lease which are defined as Events of Default in this Lease, the occurrence of any one or more of the following events shall constitute an Event of Default by
Tenant:

      (a) The failure by Tenant to make any payment of Basic Rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) business days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these Events of Default and remedies provisions, the term "Additional Rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

      (b) The assignment, sublease, encumbrance or other transfer of this Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord when consent is required by this Lease.

      (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

      (d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

      (e)   The abandonment of the Premises by Tenant.

      (f) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in this Section 14.1, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to have committed an Event of Default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

      (g) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts or (vi) the failure of Tenant to pay its material obligations to creditors as and when they become due and payable, other than as a result of a good faith dispute by Tenant as to the amount due to such creditors. Landlord shall not be deemed to have knowledge of any event described in this Section 14.1(g) unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this Section 14.1 (g) is contrary to applicable law, the provision shall be of no force or effect.

      SECTION 14.2. LANDLORD'S REMEDIES.

      (a) If an Event of Default by Tenant occurs, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

            (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from
Tenant:

                  (1) The worth at the time of award of the unpaid Basic Rent and additional rent which had been earned at the time of termination;

                  (2) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                  (3) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                  (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's Event of Default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unauthorised portion of any tenant improvements and brokerage commissions funded by Landlord in connection, with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

                  (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to the Event of Default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in Sections 14.2(a)(i) (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 14.2(a)(i)(3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this Section 14.2(a)(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

      (b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant unless and until the Event of Default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant's full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

      (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Event of Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Event of Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or Event of Default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or Event of Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a breach or Event of Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

      SECTION 14.3. LATE PAYMENTS.

      (a) Any payment due to Landlord under this Lease, including without limitation Basic Rent, Tenant's Share of Operating Expenses or any other payment due to Landlord under this Lease, that is not received by Landlord within five
(5) days following the date due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any breach or Event of Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Basic Rent and Tenant's Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Basic Rent or Tenant's Share of Operating Expenses due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days following the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge, which the Tenant agrees is reasonable, in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's breach or Event of Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

      (b) Following each second installment of Basic Rent and/or the payment of Tenant's Share of Operating Expenses within any twelve (12) month period that is not paid within five (5) days following the date due, Landlord shall have the option (i) to require that beginning with the first payment of Basic Rent next due, Basic Rent and the Tenant's Share of Operating Expenses shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check. If any check for any payment to Landlord hereunder is returned by the bank for any reason, such payment shall not be deemed to have been received by Landlord and Tenant shall be responsible for any applicable late charge, interest payment and the charge to Landlord by its bank for such returned check. Nothing in this Section shall be construed to compel Landlord to accept Basic Rent, Tenant's Share of Operating Expenses or any other payment from Tenant if there exists an Event of Default unless such payment fully cures any and all such Event of Default. Any acceptance of any such payment shall not be deemed to waive any other right of Landlord under this Lease. Any payment by Tenant to Landlord may be applied by Landlord, in its sole and absolute discretion, in any order determined by Landlord to any amounts then due to Landlord.

      SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent payable to Landlord, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part and Tenant hereby grants Landlord the right to enter onto the Premises in order to carry out such performance. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts nor shall Landlord be responsible to Tenant for any damage caused to Tenant as the result of such performance by Landlord. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.

      SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

      SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any Event of Default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, or any action related to a filing for bankruptcy or reorganization by Tenant, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this Section shall be determined by the trier of the facts.

      SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

                             ARTICLE XV. END OF TERM

      SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. Any period of time following the Expiration Date or earlier termination of this Lease required for Tenant to remove its property or to place the Premises in the condition required pursuant to Section 15.3 (or for Landlord to do so if Tenant fails to do so) shall be deemed a holding over by Tenant. If Tenant holds over for any period after the Expiration Date (or earlier termination) of the Term without the prior written content of Landlord, such possession shall constitute a tenancy at sufferance only and an Event of Default under this Lease; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease and terminating thirty (30) days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be one hundred fifty percent (150%) of the greater of (a) the Basic Rent for the month immediately preceding the date of termination or (b) the fair market rental for the Premises. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

      SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

      SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Subject to the provisions of 7.3 of this Lease, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's persona] property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

                        ARTICLE XVI. PAYMENTS AND NOTICES

      All sums payable by Tenant to Landlord shall be deemed to be rent under this Lease and shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Basic Rent and the Tenant's Share of Operating Costs pursuant to Sections 4.1 and 4.2, all payments shall be due and payable within fifteen (15) days after written demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered seventy-two (72) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

                       ARTICLE XVII. RULES AND REGULATIONS

      Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Site and Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a breach of this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

                       ARTICLE XVIII. BROKER'S COMMISSION

      The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify add hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

      In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord arising after the transfer, and the transferor shall be relieved of any obligation to pay any funds in which Tenant has an interest to the extent that such funds have been turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No beneficiary of a deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or beneficiary under the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                           ARTICLE XX. INTERPRETATION

      SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

      SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

      SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

      SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

      SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

      SECTION 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Any litigation commenced concerning any matters whatsoever arising out of or in any way connected to this Lease shall be initiated in the Superior Court of the county in which the Site is located.

      SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by either party of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the other party. The rights and remedies of each party under this Lease shall be cumulative and in addition to any and all other rights and remedies which such party may have.

      SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, other than financial inability, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

      SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building and the Site, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

      SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

      SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

      SECTION 20.13. INTERPRETATION. This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.

                      ARTICLE XXI. EXECUTION AND RECORDING

      SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

      SECTION 21.2. CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution, operating agreement or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

      SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

      SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "Short Form" memorandum of this Lease for recording purposes.

      SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

      SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

      SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

                           ARTICLE XXII. MISCELLANEOUS

      SECTION. 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose, by public filings or otherwise, the terms and conditions of this Lease ("Confidential Information") to any third party, either directly or indirectly, without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. The foregoing restriction shall not apply if either: (i) Tenant is required to disclose the Confidential Information in response to a subpoena or other regulatory, administrative or court order, (ii) independent legal counsel to Tenant delivers a written opinion to Landlord that Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with, any governmental agency or any stock exchange; provided however, that in such event, Tenant shall, before making any such disclosure (A) provide Landlord with prompt written notice of such required disclosure, (B) at Tenant's sole cost, take all reasonable legally available steps to resist or narrow such requirement, including without limitation preparing and filing a request for confidential treatment of the Confidential Information and (C) if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. The form and content of a request by Tenant for confidential treatment of the Confidential Information shall be provided to Landlord at least five (5) business days before its submission to the applicable governmental agency or stock exchange and is subject to the prior written approval of Landlord. In addition, Tenant may disclose the terms of this Lease to prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease.

      SECTION 22.2. GUARANTY. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions ("Guarantor"), if any, on a form of guaranty provided by Landlord ("Guaranty"). Any default by a Guarantor under the Guaranty shall be deemed to be an Event of Default under the terms of this Lease. In addition, any filing by or against a Guarantor of a petition to have such Guarantor adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against such Guarantor, the same is dismissed within thirty (30) days), a Guarantor's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts or the failure of a Guarantor to pay its material obligations to creditors as and when they become due and payable, other than as a result of a good faith dispute by such Guarantor, shall be deemed to be an Event of Default by Tenant

      SECTION 22.3 CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Site, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

      SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Building is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether a default exists under such beneficiary's deed of trust.

      SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

      SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Site. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Site or any part thereof, in which event the cost thereof shall be included within the definition of Site Costs.

LANDLORD:                                 TENANT:

THE IRVINE COMPANY                        MICRUS CORPORATION

By: /s/ William R. Halford                By: /s/ Michel R. Mounier
    ------------------------                  ------------------------
    William R. Halford                        Name(Print): Michel R. Mounier
    President, Office Properties              ------------------------
                                              Title(Print): President & CEO

By: /s/Nancy E. Truillo                  By: /s/ Tom Holdych
    --------------------------               ------------------------
    Nancy E. Truillo                         Name(Print): Tom Holdych
    Assistant Secretary                      ------------------------
                                             Title(Print): Senior V.P. & COO
                                                           (Corporate Secretary)

                            [LEGAL APPROVAL SEAL]

                                   EXHIBIT A

                                  [FLOORPLAN]

                              610Palomar-Floorplan

                                    EXHIBIT B

                THE IRVINE COMPANY - INVESTMENT PROPERTIES GROUP

                         HAZARDOUS MATERIAL SURVEY FORM

      The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group ("IPG") property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

      If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

                               INSIGNIA/ESG, INC.
                     160 West Santa Clara Street, Suite 1350
                               San Jose, CA 95113

      Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (949) 753-4744 for assistance.

1.    GENERAL INFORMATION.

      Name of Responding Company: ______________________________________________
      Check all that apply:          Tenant        ( )        Contractor  ( )
                                     Prospective   ( )        Existing    ( )

      Mailing Address:__________________________________________________________

      Contact person & Title: __________________________________________________

      Telephone Number: ( ) ____________________________________________________

      Current TIC Tenant(s):

      Address of Lease Premises: _______________________________________________

      Length of Lease or Contract Term: ________________________________________

      Prospective TIC Tenant(s):

      Address of Leased Premises: ______________________________________________

      Address of Current Operations:____________________________________________

      Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

                                     1 of 5

2. HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term "hazardous material" means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

      2.1   Will any hazardous materials be used or stored on site?

            Chemical Products       Yes   ( )   No   ( )
            Biological Hazards/
             Infectious Wastes      Yes   ( )   No   ( )
            Radioactive Materials   Yes   ( )   No   ( )
            Petroleum Products      Yes   ( )   No   ( )

      2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

                             Location and Method
  Hazardous Materials             of Storage                       Quantity
  -------------------             -----------                      ---------
______________________          ___________________         ____________________
______________________          ___________________         ____________________
______________________          ___________________         ____________________
______________________          ___________________         ____________________

2.3 Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ( ) No ( )

      If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

3. HAZARDOUS WASTE. For the purposes of this Survey Form, the term "hazardous waste" means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

      3.1 List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

                             Location and Method
  Hazardous Materials             of Store                      Quantity
  -------------------             --------                      ---------
______________________          ___________________         ____________________
______________________          ___________________         ____________________
______________________          ___________________         ____________________
______________________          ___________________         ____________________

                                     2 of 5

      3.2 Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

                                Location and Method
  Hazardous Materials               of Storage                Disposal Method
  -------------------               -----------               ---------------
______________________          ___________________         ____________________
______________________          ___________________         ____________________
______________________          ___________________         ____________________
______________________          ___________________         ____________________

      3.3 Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise? Yes( ) No( )

            If yes, please describe any existing or proposed treatment methods.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      3.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.    SPILLS

      4.1   During the past year, have any spills or releases of hazardous
            materials occurred on the premises?   Yes ( ) No ( )


            If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      4.2   Were any agencies notified in connection with such spills?
            Yes ( ) No( )

      If so, attach copies of any spill reports or other correspondence with regulatory agencies.

      4.3 Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( ) .

            If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

5.    WASTEWATER TREATMENT/DISCHARGE

      5.1   Do you discharge industrial wastewater to:

            ____storm drain?                   ____sewer?

            ____surface water?                 ____no industrial discharge

                                     3 of 5

      5.2   Is your industrial waste water treated before discharge?
            Yes ( ) No ( )

            If yes, describe the type of treatment conducted.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.    AIR DISCHARGES.

      6.1 Do you have any air filtration systems or stacks that discharge into the air? Yes ( ) No ( )

      6.2 Do you operate any equipment that require air emissions permits? Yes ( ) No ( )

      6.3 Attach copies of any air discharge permits pertaining to these operations.

7.    HAZARDOUS MATERIALS DISCLOSURES.

      7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No ( )

      7.2 Has your company prepared a Hazardous Materials Disclosure - Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No ( )

            If so, attach a copy.

      7.3 Are any of the chemicals used in your operations regulated under Proposition 65?

            If so, describe the procedures followed to comply with these requirements.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      7.4 Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) . No ( )

            If so, describe the procedures followed to comply with these requirements.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

8.    ANIMAL TESTING.

      8.1 Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No ( )

            If so, describe the activity.

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________


                                     4 of 5

      8.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No ( )

            If so, describe the activity,

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

9.    ENFORCEMENT ACTIONS COMPLAINTS

      9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No ( )

            If so, describe the actions and any continuing obligations imposed as a result of these actions.

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________


      9.2 Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No ( )

      9.3 Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( ) No ( )

      9.4 If you answered "yes" to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

                                           _____________________________________
                                           _____________________________________

                                           By:__________________________________
                                                Name: __________________________
                                                Title: _________________________
                                                Date: __________________________

                                      5 of 5

                                                                January 14, 1997

                                SUNNYVALE LEASES

                                    EXHIBIT C

                         HAZARDOUS MATERIALS DISCLOSURE

Tenant acknowledges the following disclosures by Landlord with respect to Hazardous Materials at the Premises. Tenant agrees to comply with the precautionary requirements and other provisions, set forth below, that are associated with these Hazardous Materials.

      (1) Portions of the structures on the Premises may contain asbestos-containing materials. Accordingly, Tenant agrees that it will not make any repairs or alterations to the structures on the
            Premises: (a) without inquiring from Landlord whether Tenant's planned repairs or alterations are likely to disturb asbestos-containing materials in the structures, and (b) if, in Landlord's judgment, the planned repairs or alterations will disturb the asbestos-containing judgment, the planned repairs or alterations will disturb the asbestos-containing materials, without securing Landlord's prior consent to the repairs or alterations.

      (2) Portions of the groundwater in the City of Sunnyvale contain volatile organic compounds and/or solvents. These substances may be present in the groundwater beneath the Premises.

            Landlord is unaware of any practical impediment to the use or occupancy of the Premises as a result of the presence of these substances in the groundwater.

                                    EXHIBIT D

                               TENANT'S INSURANCE

      The following standards for Tenant's insurance shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

      1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, owned and nonowned automobile, blanket contractual, independent contractors, broad form property damage (with an exception to any pollution exclusion with respect to damage arising out of heat, smoke or fumes from a hostile fire), fire and water legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and severability of interest, which policy(ies) shall be written on an "occurrence" basis and for not less than the amount set forth in Item 13 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form in general use in the county in which the Premises are situated, insuring Tenant's leasehold improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption insurance in amounts satisfactory to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

      2. In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to
Section 5.3 of this Lease, Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than One Million Dollars ($1,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord's officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

      3. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D containing a deductible exceeding Fifty Thousand Dollars($50,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of all deductibles.

      4. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a Best's rating of not less than "A" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a "per location" basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Exhibit D. A true and exact copy of each paid up policy evidencing the insurance(appropriately) authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

      5. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant except as to workers' compensation insurance; (ii) a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions, and any other parties in interest designated by Landlord as an additional insured, except as to workers' compensation insurance; (iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

      6. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

                                    EXHIBIT E

                              RULES AND REGULATIONS

      This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict of inconsistency between this Exhibit and the Lease, the Lease shall control.

      1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

      2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

      3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

      4. Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

      5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

      6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

      7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

      8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

      9.    No animals shall be permitted at any time within the Premises.

      10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

      11. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.

      12. No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

                                     1 of 2

      13. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord.

      14. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash container or enclosures. The burning of trash, refuse or waste materials is prohibited.

      15. Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

      16. All keys for the premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.

      17. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

      Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

                                     2 of 2

                       IRREVOCABLE STANDBY LETTER OF CREDIT

                           Number:     __________________________
                           Date:       __________________________
                           Amount:     __________________________
                           Expiration: __________________________

    BENEFICIARY                                     ACCOUNT PARTY

    The Irvine Company
    550 Newport Center Drive                        ____________________
    Newport Beach, CA 92660                         ____________________
    Attn:  Vice President, Asset Management,        ____________________
           Office Properties

We hereby issue our Irrevocable Letter of Credit No.______ in favour of The Irvine Company ("Beneficiary"), its successors and assigns, for the account of__________________. We undertake to honor your sight draft, upon presentation at our office in __________________________, California, for any sum or sums not to exceed a total of ____________ ($__) in favour of Beneficiary when accompanied by the original of this Letter of Credit and a letter signed by a purported officer of the Beneficiary certifying that the Beneficiary is entitled to draw on this Letter of Credit.

Partial and multiple drawings are permitted under this Letter of Credit. In the event of a partial draw, the amount of the draft shall be endorsed on the reverse side hereof by the negotiating bank.

This Letter of Credit is transferable in its entire undrawn balance to a successor beneficiary upon presentation by Beneficiary of the original of this Letter of Credit, together with a written request for transfer executed by Beneficiary.

It is a condition of this Letter of Credit that it shall remain enforceable against us for a period of_____ from this date and further, that it shall be deemed automatically extended for successive one-year periods without amendment thereafter unless thirty (30) days prior to the expiration date set forth above, or within thirty (30) days prior to the end of any yearly Anniversary Date thereafter, you shall receive our notice in writing by certified mail, return receipt requested, that we elect not to renew this Letter of Credit for any subsequent year.

The draft must be marked "Drawn under___________Letter of Credit
No._________dated__________".

There are no other conditions of this letter of credit. Except so far as otherwise stated, this credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, and is otherwise governed by the law of the State of California.

______________________________
______________________________

By:___________________________

BY:___________________________

1.    ARCHITECTURAL AND CONSTRUCTION PROCEDURES

      A. Tenant and Landlord have approved, or shall approve within the time period set forth below, both (i) a detailed space plan for the Premises, prepared by the architect engaged by Landlord for the work described herein ("Landlord's Architect"), which includes interior partitions, ceilings, interior finishes, interior office doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements ("Preliminary Plan"), and (ii) an estimate, prepared by the contractor engaged by Landlord for the work herein ("Landlord's Contractor"), of the cost for which Landlord will complete or cause to be completed the Tenant Improvements ("Preliminary Cost Estimate"). Tenant shall approve or disapprove each of the Preliminary Plan and the Preliminary Cost Estimate by signing copies of the appropriate instrument and delivering same to Landlord within three (3) business days of its receipt by Tenant. If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval and Landlord shall attempt to modify the Preliminary Plan and the Preliminary Cost Estimate to incorporate Tenant's suggested revisions in a mutually satisfactory manner. Notwithstanding the foregoing, however, Tenant shall approve in all respects a Preliminary Plan and Preliminary Cost Estimate not later than the date set forth in item 11 of the Basic Lease Provisions ("Plan Approval Date"), it being understood that Tenant's failure to do so shall constitute a "Tenant Delay" for purposes of this Lease.

      B. On or before the Plan Approval Date, Tenant shall provide in writing to Landlord or Landlord's Architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant's final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant's equipment, and details of all "Non-Standard Improvements" (as defined below) to be installed in the Premises (collectively, "Programming Information"). Tenant's failure to provide the Programming Information by the Plan Approval Date shall constitute a Tenant Delay for purposes of this Lease. Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

      C. Upon Tenant's approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Landlord's Architect and engineers shall prepare and deliver to the parties working drawings and specifications ("Working Drawings and Specifications"), and Landlord's Contractor shall prepare a final construction cost estimate ("Final Cost Estimate") for the Tenant Improvements in conformity with the Working Drawings and Specifications. Tenant shall have five (5) business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate. In no event shall Tenant disapprove the Final Cost Estimate if it does not exceed the approved Preliminary Cost Estimate. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated by Landlord's Architect into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve same in writing within three (3) business days of receipt without further revision. Tenant's failure to comply in a timely manner with any of the requirements of this paragraph shall constitute a Tenant Delay.

      D. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications ("Change"), then provided such Change is reasonably acceptable to Landlord, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost and/or any Tenant Delay such Change would cause. Tenant shall approve or disapprove such change order in writing within three (3) business days following its receipt from Landlord. Tenant's approval of a Change shall be accompanied by Tenant's payment of any resulting increase in the Completion Cost. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant improvement work pending Tenant's approval of a change order.

      E. It is understood that the Preliminary Plan and the Working Drawings and Specifications, together with any Changes thereto, shall be subject to the prior approval of Landlord. Landlord shall identify any disapproved items within three (3) business days (or two (2) business days in the case of Changes) after receipt of the applicable document. In lieu of disapproving an item, Landlord may approve same on the condition that Tenant pay to Landlord, prior to the start of construction and in addition to all sums otherwise due hereunder, an amount equal to the cost, as reasonably estimated by Landlord, of removing and replacing the item upon the expiration or termination of the Lease (provided that should Landlord impose such a condition, Tenant may promptly withdraw its request to install the item). Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the "Landlord's Contribution" as described below, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord.

      F. Notwithstanding any provision in the Lease to the contrary, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within three (3) business days, fails to approve in writing both the Preliminary Plan and Preliminary Cost Estimate for the Tenant Improvements by the Plan Approval Date, fails to provide all of the Programming Information requested by Landlord by the Plan Approval Date, fails to approve in writing the Working Drawings and Specifications and the Final Cost Estimate within the time provided herein, requests any Changes, fails to make timely payment of any sum due hereunder, furnishes inaccurate or erroneous specifications or other information; or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant In accordance with the requirements of Section 3.1 of the Lease but for the collective Tenant Delays. In no event, however, shall such date be earlier than the Estimated Commencement Date set forth in the Basic Lease Provisions. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within five (5) business days thereafter, of Tenant's election to contest same by arbitration with JAMS/ENDISPUTE pursuant to Section 14.7(b) of the Lease. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

      G. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of this Lease

      H. Tenant hereby designates Michael Le, Telephone No. (650) 969-7000, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as it given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

                                    EXHIBIT X

                                  WORK LETTER

                                DOLLAR ALLOWANCE
                           [SECOND GENERATION SPACE]

The Tenant Improvement work (herein "Tenant Improvements") shall consist of any work required to complete the Premises pursuant to plans and specifications approved by both Landlord and Tenant. All of the Tenant Improvement work shall be performed by a contractor selected by Landlord and in accordance with the procedures and requirements set forth below.

1.    ARCHITECTURAL AND CONSTRUCTION PROCEDURES

      A. Tenant and Landlord have approved, or shall approve within the time period set forth below, both (i) a detailed space plan for the Premises, prepared by the architect engaged by Landlord for the work described herein ("Landlord's Architect"), which Includes interior partitions, ceilings, Interior finishes, interior office doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements ("Preliminary Plan"), and (ii) an estimate, prepared by the contractor engaged by Landlord for the work herein ("Landlord's Contractor"), of the cost for which Landlord will complete or cause to be completed the Tenant Improvements ("Preliminary Cost Estimate"). Tenant shall approve or disapprove each of the Preliminary Plan and the Preliminary Cost Estimate by signing copies of the appropriate instrument and delivering same to Landlord within three (3) business days of its receipt by Tenant, -- If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval and Landlord shall attempt to modify the Preliminary Plan and the Preliminary Cost Estimate to Incorporate Tenant's suggested revisions in a mutually satisfactory manner. Notwithstanding, the foregoing, however, Tenant shall approve in all respects a Preliminary Plan and Preliminary Cost Estimate not later than the date set forth in item 11 of the Basic Lease Provisions ("Plan Approval Date"), it being understood that Tenant's failure to do so shall constitute a "Tenant Delay" for purposes of this Lease.

      B. On or before the Plan Approval Date, Tenant shall provide in writing to Landlord or Landlord's Architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant's final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant's equipment, and details of all "Non-Standard Improvements" (as defined below) to be installed in the Premises (collectively, "Programming Information"). Tenant's failure to provide the Programming Information by the Plan Approval Date shall constitute a Tenant Delay for purposes of this Lease. Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

      C. Upon Tenant's approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Landlord's Architect and engineers shall prepare and deliver to the parties working drawings and specifications ("Working Drawings and Specifications"), and Landlord's Contractor shall prepare a final construction cost estimate ("Final Cost Estimate") for the Tenant Improvements In conformity with the Working Drawings and Specifications. Tenant shall have five (5) business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate. In no event shall Tenant disapprove the Final Cost Estimate if it does not exceed the approved Preliminary Cost Estimate. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated by Landlord's Architect into a revised set of Working Drawings, and Specifications and Final Cost Estimate, and Tenant shall approve same in writing within three (3) business days of receipt without further revision. Tenants failure to comply in a timely manner with any of the requirements of this paragraph shall constitute a Tenant Delay.

      D. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications ("Change"), then provided such Change is reasonably acceptable to Landlord, Landlord shall advise Tenant by written change order as soon as is practical of any increase In the Completion Cost and/or any Tenant Delay such Change would cause. Tenant shall approve or disapprove such change order in writing within three (3) business days following its receipt from Landlord. Tenant's approval of a Change shall be accompanied by Tenant's payment of any resulting increase in the Completion Cost. It is understood that Landlord shall have

II.   COST OF TENANT IMPROVEMENTS

      A. Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the approved Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs ("Completion Cost") as incurred a maximum of Five Hundred Seventy-Five Thousand Dollars ($575,000.00)("Landlord Contribution"), based on $28.75 per square foot of the Premises, and Tenant shall be fully responsible for the remainder ("Tenant's Contribution"). If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord's Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

      B. The Completion Cost shall include all direct out-of-pocket costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the work or used in connection with the work, and (iv) keying and signage costs. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of five percent (5%) of all such direct costs.

      C. Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord the amount of the Tenant's Contribution set forth in the approved Final Cost Estimate. In addition, if the actual Completion Cost of the Tenant Improvements is greater than the Final Cost Estimate because of modifications or extras not reflected on the approved working drawings, or because of Tenant Delays, then Tenant shall pay to Landlord, within ten (10) days following submission of an invoice therefor, all such additional costs, including any additional architectural fee. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant's failure to pay rent under the Lease.